EXHIBIT 99.1
NN Announces Another Strong Quarter of New Business Wins

New Business Awards of $16.4 million in first quarter 2025; New Business Awards of over $150 million since Q1 2023; tracking ahead of its five-year plan

Company raises five-year Adjusted EBITDA margin target range to 13–14%, and reaffirms previous 2025 Adjusted EBITDA guidance

FOR IMMEDIATE RELEASE

CHARLOTTE, N.C., April 21, 2025 – NN (NASDAQ: NNBR) today announced an update on its new business wins program and its ongoing above-plan margin results.

Highlights:

•First quarter 2025 new business wins were $16.4 million; we believe NN is on pace to meet its 2025 goal of $65 million of new business awards
◦Approximately $98 million of new business awards will ramp into revenue stream during 2025 and beyond
•New wins for the quarter were in the key focus areas of non-automotive industrial products, electrical and power products, medical, and automotive products
◦NN is leveraging its installed base of $340 million of assets and is selectively adding new capacity in certain growth areas
•NN has secured more than $150 million in new wins since Q1 2023, tracking ahead of its five-year goal and supporting its long-term net sales targets which also assumes a stable base market for ongoing business
•NN’s new business pipeline continues to expand in non-automotive, medical, industrial, and automotive products
◦NN has built a $340+ million pipeline in the targeted areas of electrical, medical, and industrial; or about half of its pipeline
•NN’s adjusted EBITDA rate is ahead of its five-year plan due to cost-improvement actions and new business
◦NN is increasing its five-year Adjusted EBITDA target range up to 13-14%, up from prior range of 12-13%
◦Company is incurring immaterial direct tariff impacts due to its indigenous footprint strategy in the US
◦NN is reaffirming prior adjusted EBITDA guidance for 2025

Harold Bevis, Chief Executive Officer of NN Inc. commented, “First quarter 2025 was a good quarter for NN as we continued to execute on our transformation strategy, highlighted by strong new business growth of $16.4 million. Our commercial pipeline is building upon the strong momentum delivered since the launch of the transformation, and we are proud to be solidifying our position as an elite and preferred supplier in our key growth portfolios. Our base business is slightly less than expected in certain areas due to uncertainties, but the company is adjusting its cost positions where needed.”

Bevis concluded, “Our team remains highly focused on accretive margin expansion and driving operational improvements across the company. Our efforts to date have resulted in profitability improvements that are tracking ahead of our initial transformation plan, and as a result, we are increasing our five-year Adjusted EBITDA margin target up to the range of 13-14%. We are well underway with improving our cost structure, onboarding accretive new business, pivoting our ongoing accumulated pipeline, and improving our margin mix through continued wins in our key growth areas of stampings, electrical, and medical markets. While we are pleased with the momentum and early success of our program, we are only getting started and will implement further growth and cost-out initiatives to strengthen profitability and expand our margins as part of our commitment to growing shareholder value.”

ABOUT NN

NN is a global industrial company that combines advanced engineering and production capabilities to deliver solutions for high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, Asia, Europe, and South America. For more information, visit www.nninc.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. (the “Company”) based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “growth,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project,” “trajectory” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, military conflict, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, the availability of labor and labor disruptions along the supply chain; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures, as well as expansion of end markets and product offerings; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; our ability to secure, maintain or enforce patents or other appropriate protections for our intellectual property; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

Investor Relations:
Joseph Caminiti or Stephen Poe, Investors
NNBR@alpha-ir.com
312-445-2870